UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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NETSPEND HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is a list of frequently asked questions (FAQ) made available to employees of NetSpend Holdings, Inc. (the “Company”) on March 6, 2013 relating to the proposed transaction between the Company and Total System Services, Inc.

TSYS NetSpend Acquisition

Frequently Asked Questions

Below are FAQs about the TSYS NetSpend acquisition. We will continue to add new questions and answers during the transition. If you have a question you would like answered, please send it to corpcommunicati@netspend.com.

Q: Do I have a job? Will there be layoffs?

A: TSYS is investing in all aspects of our business, including our employees as well as our products and services. TSYS has strongly expressed that they want to retain our employees. Dan Henry and Chuck Harris will continue to manage NetSpend. TSYS realizes that our people and culture are key reasons why we are one of the leading prepaid providers in the country.

Q: What about bonuses this year? Are we still going to receive them?

A: Yes, we will be disbursing bonuses in accordance with our current program. Today’s announcement does not change this program right now. We remain an independent company until the transaction closes.

Q: Will my compensation change?

A: No, your compensation will remain the same.

Q: Will my job or title change? I just received a promotion, will it be taken away?

A: No, at this time, everyone’s title remains the same. Depending on your position, you may be asked to assist in the transition. In the future, your title may be changed consistent with the titling structure used within TSYS.

Q: What happens to my benefits? Will they change? If so, what are the differences between NetSpend and TSYS benefits? Are they equal or better?

A: Your benefits should not change for 2013 per this transaction. TSYS reviews their benefits plans for all of their companies annually.  TSYS currently offers their employees comprehensive medical, dental and vision plans as well as Flexible Spending Accounts for individuals and dependents, life and disability insurance, and retirement plans. We will provide information on any benefit plan changes for next year prior to open enrollment for 2014.

Q: I am enrolled in the NetSpend ESPP.  What will happen? Does TSYS have a similar plan? If so, can I participate?

A: Employees cannot enroll in the ESPP following the announcement of the transaction.  If you are already enrolled you cannot increase your deduction election.  We will complete the first quarter purchase period, at which time, you will buy NetSpend shares at the discounted price.  The ESPP will then be suspended. At the close of the transaction, any shares in your ESPP account will be purchased at the acquisition price.  Following the closing, you will be notified of a similar program with TSYS.

Q: I have stock awards from the company that are not vested yet. Will I lose them now?

A: No, any NetSpend stock subject to a stock option or restricted stock award you have that is not vested by the close of the transaction will be converted into, as applicable, a stock option acquire TSYS shares or a restricted stock award for TSYS shares. The change of control provisions in your agreements (including any acceleration of vesting automatically triggered by the change of control) will be honored by TSYS.

Q: Will I have to report to someone new at TSYS?

A: No, at this time, everyone’s position and manager stays the same. Depending on your position, you may be asked to assist in the transition. However, you will still have the same manager.

Q: What happens to my tenure with the company? Will I lose it?

A: No, TSYS will honor your current tenure status with NetSpend.

Q: Does our dress code change? Still casual environment?

A: Yes, our casual dress policy remains in place.

Q: Do you really think they will keep our offices open?

A: Yes, NetSpend will remain headquartered from Austin and all other offices will remain open. TSYS has recently acquired other companies with the same approach and philosophy. Most recently, they acquired ProPay, which is still based in Utah.

Q: Why did NetSpend sell? I thought our business was growing and doing well.

A: This transaction is very positive for the future growth of both companies. TSYS recognizes the value and growth potential of NetSpend. NetSpend enables TSYS to offer its financial institution clients additional products to meet their customers’ needs. TSYS services eight of the top 10 U.S. issuers and more than half of the top 20 international banks. TSYS has nearly 85 percent of all purchasing, corporate and fleet Visa and MasterCard volume of spend in North America.  Through these banks, TSYS provides credit card services to approximately 2.5 million small businesses and more than 700,000 mid-sized companies, large corporations and government agencies.  TSYS has issuer relationships with some of the world’s most recognized retail brands, and direct relationships with more than 400,000 merchants.  TSYS’ global brand can help NetSpend expand internationally and into new prepaid segments such as governments, corporate disbursements and corporate incentives. With the combined strengths and resources of both companies, the future opportunities are endless.

Q: What’s in it for me?

A: Being part of a larger, global company opens up many new career development opportunities for NetSpend employees. Additionally, as NetSpend will be able to expand and explore new ways to grow with being part of TSYS, opportunities will continue to be available at NetSpend as well.

Q: NetSpend is a smaller, fast-growing company. Are we going to be inundated with large-company bureaucracy now?

A: No, and that is why TSYS has acquired us as a wholly owned subsidiary so that we can continue to achieve our goals and deliver results. TSYS is making a significant investment in our business and they want to continue to see us succeed to our highest potential. They realize that our people and culture are key reasons why we are one of the leading prepaid providers in the country.

Q: Are you confident this transaction will close? Other deals have fallen through in the past?

A: Yes, we anticipate the close will be completed in mid-2013 pending all approvals. TSYS and NetSpend are committed to making this transaction happen.

Q: Isn’t TSYS a processor for Green Dot? How is that going to work?

A: Yes, Green Dot is a client of TSYS. However, that relationship is part of a different business segment and will remain unchanged. That relationship has no affect effect on our business.

Cautionary Statement Regarding Forward-Looking Statements

This document contains statements that may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements about the benefits of the Merger, including the expected accretive impact on TSYS’ earnings, the expected growth rate of the prepaid card industry, including payroll cards, the expected positive impact on future revenue growth and the expected timing for closing the Merger. These statements are based on the current beliefs and expectations of TSYS’ and NetSpend’s management, as applicable, and are subject to known and unknown risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements, including, but not limited to the parties may be unable to achieve expected synergies and operating efficiencies in the Merger within the expected time-frames or at all and to successfully integrate NetSpend’s operations into those of TSYS; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees at NetSpend; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against the parties and others related to the Merger Agreement; shareholder approval or other conditions to the completion of the Merger may not be satisfied, or the regulatory approvals required for the Merger may not be obtained on the terms expected or on the anticipated schedule; failure to complete the contemplated financing transactions to fund the purchase price of the Merger; the amount of the costs, fees, expenses and charges related to the Merger and the financing transactions necessary to complete the Merger; and the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the Merger. For further information regarding the risks associated with TSYS’ and NetSpend’s businesses, please refer to the respective filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K for the most recently ended year, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The parties believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Neither TSYS nor NetSpend assumes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO.

Investors and stockholders may obtain free copies of the proxy statement and other documents filed by the Company (when available), at the SEC’s Web site at www.sec.gov or in the Investor Relations section of the Company’s Web site at www.netspend.com. The proxy statement and such other documents may also be obtained, when available, for free from the Company by directing such request to NetSpend Holdings, Inc., 701 Brazos Street, Suite 1300, Austin, Texas 78701, Attn: Secretary, or by telephone by calling (512) 532-8200.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information concerning the interests of those persons is set forth in the Company’s proxy statement relating to the 2012 annual stockholder meeting and annual report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC, and will also be set forth in the proxy statement relating to the transaction when it becomes available.